Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY. THE SHARES BEING SOLD HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE SALE PRICE WAS DETERMINED ARBITRARILY BY THE SELLERS AND BEARS NO RELATIONSHIP TO THE ASSETS, EARNINGS, BOOK VALUE, CURRENT OR FUTURE TRADING PRICE OF THE SHARES, OR ANY OTHER CRITERIA.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into this 3rd day of August, 2017 by and among Tianci International, Inc., a Nevada corporation (the "Company"), Shifang Wan (the "Seller"), and the purchasers set forth on Exhibit A,  attached hereto and incorporated herein (each, a "Purchaser", and collectively, the “Purchasers”). Seller owns 4,397,837 shares of the common stock of the Company. Purchasers desire to purchase from Seller, and Seller is willing to sell shares of such common stock, subject to the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Purchase and Sale. The Seller hereby agrees to sell to the Purchasers and the Purchasers, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agree to purchase from the Sellers 4,397,837 shares of Common Stock of the Company (the “Shares”) for a total gross purchase price of Three Hundred Fifty Thousand Dollars ($350,000) (the "Gross Purchase Price"), payable in immediately available funds in United States currency. Purchasers and Seller acknowledge and accept that the trading price of the Shares may decrease or increase subsequent to the sale of the Shares. Purchaser and Sellers waive claims to any losses as a result of the sale of the Shares.

2.      Closing. The Closing of the purchase and sale of the Shares shall occur upon the satisfaction or waiver of all conditions set forth below, but no later than 5 PM EST August 11, 2017, or such other date as may be mutually agreed by the parties in writing.

2.1.        Condition Precedent. As a condition precedent to the obligations of the Purchasers to purchase the Shares, the Purchasers shall have conducted a due diligence review of the Company and its books and records to its full satisfaction.

2.2.        Sellers/Company Deliverables: Unless waived in writing by Purchasers, the Seller and the Company shall:

2.2.1.       Ten calendar days prior to the Closing, cause the Company to file and mail to each of the Company’s stockholders an information statement required by Rule 14f-1 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the change of control to be effectuated by the appointment of new officers and directors at the Closing;

2.2.2.     Prior to the Closing:

2.2.2.1.  Cause the Company to timely file a Current Report on Form 8-K disclosing the entry by the Seller of this Agreement;

2.2.2.2. Deliver to the Escrow Agent (or designee) by overnight delivery, the certificates for the Shares, along with a duly executed stock power and Company indemnity letter in lieu of medallion guarantee for each such certificate(collectively “Sales Documents”), and the Company Books and Records listed in Exhibit C unless otherwise agreed to in writing by the parties;

2.2.3.     On or prior to the Closing, deliver to the Purchasers:

2.2.3.1. Confirmation of payment in full of all loans and payables of the Company, including without limitation, those made  by affiliates of the Company;

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2.2.3.2. Signed resignation letters of all existing officers and directors of the Company;

2.2.3.3. Executed Board consents appointing designees of the Purchasers as directors and officers of the Company;

2.2.3.4. All Edgar codes of the Company necessary to make filings with the Securities and Exchange Commission;

2.2.3.5. Contact information of service providers of the Company necessary to comply with SEC rules and regulations and to maintain the quotation on over the counter bulletin board listed in Exhibit C;

2.2.3.6. Confirmation from the Company’s auditors that it has received all information and records desirable and necessary to audit the financial statements (and notes) for the fiscal year ended July 31, 2017; and

2.2.3.7. Written confirmation from the Company’s stock transfer agent that it has received all documentation necessary to effectuate the transfer of stock certificates representing the Shares to the Purchasers, including the issuance of stock certificates representing the Shares to the Purchasers or his designee.

2.3.        Purchaser Deliverables: On or prior to the Closing, the Purchasers shall deliver: (i) the Gross Purchase Price to the Escrow Agent; and (ii) upon the satisfaction of the terms set forth in Section 2.2 hereof as determined by Purchasers in their discretion, written acknowledgement that Purchasers are satisfied with the results of their due diligence review of the Company and its books and records.

2.4.        Payment of Gross Purchase Price At the Closing, Escrow Agent shall pay, and Purchaser shall cause Escrow Agent to pay, the Gross Purchase Price as follows:

(a)	$97,000 to the Persons and in the amounts set forth on Part A of Exhibit D (the “Expense Payments”), and in accordance with the wire instructions for each Expense Payment payee (each, a “Payee”) set forth on Exhibit E. Escrow Agent shall deliver to Seller, the wire transfer confirmation showing the date, amount and wire transfer tracking number for each Expense Payment to each Payee. For purposes of this Agreement, “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(b) The remaining $253,000 to Seller (the “Net Purchase Price”), and in accordance with the wire transfer instructions for Seller set forth on Exhibit E.

3.       Resignation of Old and Appointment of New Board of Directors and Officers. The Company and the Seller shall take such corporate action(s) and make such SEC filings on Schedule 14F-1 in compliance with the Exchange Act Rules and as otherwise required by the Company Articles of Incorporation and/or Bylaws to duly (a) appoint the below named persons to their respective positions, to be effective as of the Closing Date, and (b) obtain and submit to the Purchasers, together with all required corporate action(s) the resignation of all members of the board of directors, and any and all corporate officers as of the Closing Date, all of which actions shall be certified and delivered to the Purchasers as effective at Closing by the Seller in such form and substance satisfactory to the Purchasers. Following the execution of this Agreement and through the date of effectiveness of such resignations, no other officers or directors shall be appointed or elected to serve the Company except as otherwise expressly provided herein.

Name	Position
Chuah Su Chen	Director and Chief Financial Officer
Chuah Su Mei	Director, Chief Executive Officer and President
Yeow Yuen Kai	Director and Chief Technology Officer

4.      Representations and Warranties of the Company and the Seller. Each of the Company and the Seller hereby severally represents and warrants to each of the following as of the date hereof and the Closing Date:

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4.1.      Corporate Existence and Power. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Company has the requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted, to own and operate its properties and assets, to execute and deliver this Agreement, and to carry out the provisions of this Agreement. The Company is duly qualified to do business and is in good standing as a foreign company in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

4.2.      Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the equity securities of or any interest in any corporation, partnership, limited liability company or other business entity.

4.3.      Authorization; No Contravention. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of the Seller and the Company, (b) do not violate, conflict with or result in any breach or default of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of the Seller or the Company or any requirement of law applicable to the Company, and (d) do not violate any judgment, injunction, writ, award, decree or order (collectively, "Orders") of any governmental authority against, or binding upon, the Company. There are no actions, subpoenas, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending, initiated, or, to the knowledge of the Sellers, threatened, at law, in equity, in arbitration or before any governmental authority against the Company.

4.4.      Governmental Authorization; Third Party Consents. No consent, approval, authorization, order, registration or qualification (each, an "Authorization") of or with any governmental authority or any other person is required for the execution, delivery or performance (including, without limitation, the sale of the Shares) by, or enforcement against, the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such Authorizations as have already been obtained or (ii) as otherwise provided in this Agreement.

4.5.      Capitalization.

4.5.1.   The Company's authorized capital stock consists solely of 100,000,000 shares of common stock, of which 5,054,985 shares are issued and outstanding, and 20,000,000 authorized shares of preferred stock, of which no shares is issued and outstanding. All shares of Company stock are owned of record by the shareholders in the amounts set forth in the Shareholder’s list attached hereto as Exhibit B. There are no outstanding dividends, whether current or accumulated, due or payable on any of the capital stock of the Company.

4.5.2.   Seller is the legal owner, and has good and marketable title (beneficially and of record) to all of the Shares. The Shares, when issued to the Purchasers pursuant to this Agreement, will be: (i) duly authorized, validly issued, and outstanding; (ii) fully paid, non-assessable, and free of preemptive rights; and (iii) free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances, or other interests of third parties of any nature whatsoever. As of the date hereof: (i) there are no outstanding options, warrants, rights, commitments, or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company; (ii) there are no voting trusts, voting agreements, proxies, or other agreements, instruments, or undertakings with respect to the voting of any Company securities to which the Company or any of its shareholders is a party; and (iii) there are no restrictions on transfer of any Company securities except for restrictions imposed by applicable laws or by the express terms of this Agreement. There are no contracts, commitments, understandings or arrangement by which the Company is bound to issue additional registered capital, share capital or other securities.

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4.6.      Agreements. Except for this Agreement and the Escrow Agreement (as hereinafter defined), and except as disclosed in SEC Reports, there are no agreements, understandings, instruments, contracts or proposed transactions, or judgments, orders, writs or decrees, to which the Company is a party or by which it is bound. The Company is not a guarantor or indemnitor of any indebtedness of any other person, party or entity. The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity securities.

4.7.     Absence of Undisclosed Liabilities. As of the dates of the Company's financial statements, the Company had no liabilities, either accrued or contingent, of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles, and whether due or to become due, which individually or in the aggregate are reasonably likely to have an adverse effect on the Company.

4.8.        Absence of All Liabilities.

4.8.1.   The Company has no liabilities, either accrued or contingent, whether or not of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles, and whether due or to become due. The Company has fully paid all debtors, vendors and service providers for all obligations that have become due and payable as of the Closing Date.

4.8.2.   There are no lawsuits, actions or administrative, arbitration or other proceedings or governmental investigations ongoing, pending or threatened against or relating to the Company, Seller or the Company's properties or business. The Company has not entered into or been subject to any consent decree, compliance order, or administrative order with respect to any property owned, operated, leased, or used by the Company. The Company has not received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any property owned, operated, leased, or used by the Company or any facilities or operations thereon.

4.8.3.   The Company has filed all tax returns required to have been filed. All such tax returns were correct and complete in all material respects. All taxes owed by the Company (whether or not shown on any tax return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any tax return. To the Company's knowledge, no claim has ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no actual, pending or, to the Company's knowledge, threatened liens, encumbrances, or charges against any of the assets of the Company arising in connection with any failure (or alleged failure) to pay any tax. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party. To the Company's knowledge, there is no dispute or claim concerning any tax liability of the Company either claimed or raised by any authority in writing. The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

4.9.      Financial Statements. The Company's financial statements fairly present the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby and will be prepared in accordance with generally accepted accounting principles and practices consistently applied and consistent with the books and records of the Company.

4.10.    Binding Effect. This Agreement has been duly executed and delivered by the Seller, and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

4.11.    Private Offering. No registration of the Shares, pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or "blue sky" laws, will be required by the sale of the Shares in the manner contemplated in Section 1 herein. Seller agrees that neither he or she, nor anyone acting on his or her behalf, shall offer to sell the Shares or any other securities of the Company so as to require the registration of the Shares pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or "blue sky" laws.

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4.12.    Disclosure. Seller understands and confirms that Purchasers are relying on the representations, warranties and covenants contained in this Agreement and the disclosures set forth in the reports, forms and other documents filed with the United States Securities Exchange by the Company (collectively, the “SEC Reports”) in entering into this Agreement. All disclosures contained in the SEC Reports or otherwise provided to Purchaser regarding the Company, its businesses and the transactions contemplated hereby, furnished by or on behalf of Seller or the Company are complete, true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.         Representations and Warranties of the Purchaser.

The Purchasers represent, warrant, agree and covenant, severally and not jointly, to the Seller, as follows:

5.1      Purchaser is Not a US Person. Each Purchaser represents and warrants that: (A) such Purchaser is not a US person as defined in Rule 902 of Regulation S under the Securities Act (each, “US person”); (B) all offers to acquire the Shares were made to the Purchaser while the Purchaser was outside the United States; (C) the Purchaser’s request to acquire the Shares originated while the Purchaser was outside of the United States, (D) neither the Shares nor any interest therein will be transferred within the United States, its territories or possessions or to any US person and (E) the Shares have not been acquired for the benefit of any US person.

5.2.      Residency. Each Purchaser is a resident of the jurisdiction set forth immediately next to such Purchaser’s name on Exhibit A hereto.

5.3.      Limits on Transfer or Re-sale. Each Purchaser acknowledges and agrees that: (i) the sale of the Shares pursuant to this Agreement has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Company hares may not be may not be resold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) by any Purchaser unless: (a) the Shares are resold or otherwise Transferred in a subsequent transaction pursuant to an effective registration statement under the Securities Act, (b) the Purchaser shall have obtained, at its cost, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Shares to be resold or Transferred may be resold or Transferred pursuant to an exemption from such registration, (c) the Company hares are resold or Transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise Transfer the Securities only in accordance with this Section 5.03 who is a non US Person (d) the Shares are resold pursuant to Rule 144, or (e) the Shares are resold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); (ii) any resale or Transfer of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale or transfer of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; (iii) neither the Company, nor any Seller, nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case); and (iv) in the absence of an effective registration statement under the Securities Act and any applicable state securities laws applicable to the Shares or an exemption from such registration, the Purchasers may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

5.5.      Reliance on Exemptions. Each Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and each Seller is relying upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

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5.5.      Restrictions on Transferability. Each Purchaser is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear the following legend(s).

(a)       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH REGULATION “S” (17 C.F.R. 230.901 THROUGH 230.905 AND ITS PRELIMINARY NOTES) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED TO A U.S. PERSON, OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, OR INTO THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION STATEMENT, OR A VALID EXEMPTION FROM REGISTRATION BASED ON AN OPINION OF COUNSEL APPROVED BY THE ISSUER. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

(b)       Any legend required to be placed thereon by any appropriate securities commission or commissioner.

5.6.      Governmental Review. Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

5.7.      Investment Intent. Each Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof. Each Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Shares. Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

5.8.      No Advertisement. The Purchasers acknowledge that the Company hares have been offered to them in direct communication between them and Seller, and not through any advertisement or general solicitation of any kind.

5.9.      Knowledge and Experience. The Purchasers acknowledge that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchasers acknowledge that the Company has given them and Purchasers’ Counsel access to all information relating to the Company’s business that they or any one of them have requested. The Purchasers acknowledge that they have sufficient business and financial experience, and Knowledge concerning the affairs and conditions of the Company so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

5.10.    Authorization; Enforcement. This Agreement has been duly executed and delivered on behalf of each Purchaser, and this Agreement constitutes the valid and binding agreement of each Purchaser and is enforceable against each Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

5.11.    Non-Contravention. Neither the execution, delivery or performance of this Agreement by any Purchaser, nor the consummation by any Purchaser of the transactions contemplated hereby, nor compliance by any Purchaser with any of the provisions of this Agreement shall (a) if such Purchaser is an entity, violate any provision of its governing documents, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent or approval under, any note, bond, mortgage, indenture, deed of trust or other agreement, contract or instrument to which Purchaser is bound or by which Purchaser or any of its properties or assets may be bound or affected, or (c) result in the imposition of any Lien upon any of the properties or assets of Purchaser, except in the case of clause (b) and (c), as would not have a material adverse effect on Purchaser.

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5.12.    Litigation. There are no court, administrative, arbitration, mediation or other proceedings (including disciplinary proceedings), claims, lawsuits, reviews, formal or informal complaints or investigations, actions, or inquiries of any nature by any governmental authority or any other Person (collectively, “Proceedings”) pending or, to the actual Knowledge of any Purchaser, threatened against Purchaser which seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

5.13.   Ability to Carry Out Obligations. Each Purchaser, as to itself, has the power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by such Purchaser and the performance by such Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation of any of the provisions of or constitute a default under any agreement to which such Purchaser is a party, or by which such Purchaser is bound.

6.        Acknowledgement of Escrow Agent as Purchaser Counsel. The Seller and Purchasers hereby acknowledge that they are parties to that certain Escrow Agreement of even date hereof, by and among Chen-Drake Law Group (“Escrow Agent”), the Purchasers and the Seller (the “Escrow Agreement”), pursuant to which the Seller and Purchasers established an escrow account and appointed Escrow Agent to serve as the escrow agent thereto in accordance with the terms and conditions of the Escrow Agreement. The Seller and Purchasers hereby acknowledge that Escrow Agent: (i) is legal counsel to the Purchasers; (ii) has explained to each of it the potential conflicts arising from having legal counsel to the Purchasers serve as the Escrow Agent; and (iii) has advised each of them to seek independent counsel to review the terms of this Agreement and the Escrow Agreement. Each of the Seller and Purchasers hereby acknowledges that it, he or she has had the opportunity to seek such independent counsel and agrees to waive all potential and actual conflicts arising from having Escrow Agent serve as Escrow Agent. The parties further acknowledge that the duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth in the Escrow Agreement and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Purchasers and the Seller or to which any of the Purchasers or the Seller are a party, even though reference thereto may be made herein, or to comply with any direction or instruction from any of the Purchasers or the Seller or any entity acting on its behalf. The Purchasers and the Seller hereby expressly acknowledge their appointment of Escrow Agent to serve as the escrow agent in accordance with the terms and conditions of the Escrow Agreement.

7. Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and discussions between Purchasers and Seller. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provisions hereof. This Agreement may be executed by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument. All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or breach thereof, shall be filed and heard only in the state courts of New York. The Agreement will be government by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.\

SELLER:	PURCHASER:

ShiFang Wan	Chuah Su Chen
Address:	Address: No. 45-2, Jalan USJ 21/10
Unit 16B, Xusheng Building,	Subang Jaya 47640
Yintian Road, Bao’an District, Shenzhen,	Selangor Darul Ehsan, Malaysia
Guangdong Province, China
Fax: _________________________
Email: cccr1234@outlook.com

COMPANY:	PURCHASER:
TIANCI INTERNATIONAL, INC.
A Nevada corporation

By: /s/ Cuilian Cai, CEO and CFO	By: /s/ Chuah Su Mei

Address: _____________________________	Address: No. 45-2, Jalan USJ 21/10
_____________________________	Subang Jaya 47640
_____________________________	Selangor Darul Ehsan, Malaysia

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EXHIBIT A

PURCHASERS

Amount of Shares
Chuah Su Mei	2,397,847
Chuah Su Chen	2,000,000

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EXHIBIT B

SHAREHOLDERS LIST

[See Attachment]

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EXHIBIT C

Company Books and Records

1. Good standing certificate from Nevada

2. Company Edgar Codes

Executed Board consent appointing Purchaser’s designees to Board and Executive Officers

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Exhibit D

Schedule of Closing Payments

CLOSING PAYMENTS*
Gross Purchase Price	$350,000

PART A. EXPENSES PAYMENTS
Payments in items 1 below to be made by Purchasers on behalf of Company
1. Payment to OTC Markets for Annual Fee	$10,000
2. Payment to Hunter Taubman Fischer & Li, LLC	$7,000
3. Payment to Prospect Capital Ventures	$30,000
4. Payment to brokers	$50,000

Total Company Liability Payments	$97,000

PART B. NET PURCHASE PRICE PAYMENT
5. Payment to Seller	$253,000
Total Payment of Net Purchase Price to Sellers	$253,000

Total Gross Purchase Price Payments	$350,000

* A Wiring fee of $30 shall be deducted from each recipient’s amount.

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EXHIBIT E

Wire Transfer Instructions for all Expenses Payees and Seller

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